EXHIBIT 32.1

                        ICY SPLASH FOOD & BEVERAGE, INC.
                CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
                         AS ADOPTED PURSUANT TO SECTION
                      906 OF THE SARBANES-OXLEY ACT OF 2002

            In connection with the Quarterly Report of Icy Splash Food & Beverage, Inc. (the "Company") on Form 10-QSB for the period ended June 30, 2005 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), the undersigned, Joseph Aslan, Chief Executive Officer of the Company and Charles Tokarz, Chief Financial Officer and Treasurer of the Company, certify, pursuant to 18 U.S.C. ss.1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

          (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

          (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

          A signed original of this written statement required by Section 906 has been provided to Icy Splash Food & Beverage, Inc. and will be retained by Icy Splash Food & Beverage, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

Date:  August 22, 2005
                                                    /s/ Joseph Aslan
                                                   --------------------------
                                                   Joseph Aslan
                                                   Chief Executive Officer


                                                    /s/ Charles Tokarz
                                                   --------------------------
                                                   Charles Tokarz
                                                   Chief Financial Officer and
                                                   Treasurer